Exhibit 99.1

NEXGEL Issues Letter to Shareholders and Provides Guidance for 2024 and 2025

Management expects 2024 fourth quarter revenue of approximately $3.0 million and full year 2024 of approximately $8.6 million, representing growth year-over-year of over 100% for the third consecutive year

Management expects to generate at least $13 million in revenue for 2025 and to achieve positive cash flow from operations during the year

LANGHORNE, Pa. – January 22, 2025 — NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of medical and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels for healthcare and consumer applications, today issued a letter to its shareholders from Chief Executive Officer, Adam Levy, and is providing guidance for 2024 and 2025.

Dear Fellow NEXGEL Shareholders,

2024 was a transformative year for NEXGEL and I have high expectations for 2025. I would like to share a brief recap of our accomplishments over the past year, the current status of our business units, and several upcoming growth levers for the business.

Our revenue expectation for the fourth quarter 2024 is approximately $3.0 million, bringing total revenue for 2024 to approximately $8.6 million, representing growth year-over-year of over 100% for the third consecutive year. Looking into 2025, we expect to generate at least $13 million in full year revenue and to be cash flow positive from operations during the year.

NEXGEL is focused on three core segments which we believe will drive significant shareholder value: (i) contract manufacturing and white label, (ii) consumer products and (iii) aspirational medical device development. These areas are key to our strategic growth and long-term success of the business.

Contract manufacturing and white label played a pivotal role in our growth in 2024 led by increased demand from existing customers and the successful onboarding of several new global corporations. This segment continues to be a major driver of our expansion and success.

Additionally, of our two new large international customers, one began generating revenue as expected in the fourth quarter of 2024 and the other is expected to begin generating revenue this quarter. Looking ahead, we have a healthy pipeline of potential new customers for 2025, including Innovative Optics. We anticipate the publication of their study of the carcinogenic plume generated by laser hair removal, as well as the effectiveness of our pads in suppressing that plume, later this quarter.

Consumer products across our entire portfolio saw remarkable expansion in 2024 driven by the continued success of our Medagel brand, the acquisitions of Kenkoderm and Silly George and our strategic partnership with Stada. This year Medagel will expand its product line with the anticipated launch of several new offerings, including a SilverSeal wound and burn kit and our moist burn pads. Kenkoderm continues to show growth, with plans to launch new products for an additional indication in the third quarter of this year.

After acquiring Silly George in May of 2024, we quickly integrated the brand onto our platform. As a result, we saw growth from its initial $2 million annual revenue run rate to over $5 million and believe the upward trajectory will continue. We have several exciting new products we anticipate launching in 2025, including a beauty under-eye patch that utilizes our own hydrogel technology.

Lastly, our partnership with Stada is progressing well and the first product, Histasolv, is exceeding projections. We are preparing for two additional product launches from Stada which we expect to occur during the second half of 2025.

There are many other applications for our high-water-content hydrogels and our aspirational medical device products, which provide our shareholders with significant upside potential. A great example is our recently completed 10 patient preclinical proof of concept study using our hydrogel patch to deliver topical apremilast. The goal of this study is to effectively target stubborn lesions that persist after systemic treatment by delivering apremilast directly to the affected areas. It also offers a potential alternative to systemic treatment for patients who do not qualify for it. We will soon be treating an additional 10 patients. Again, while this is proof of concept work, the early results are encouraging and given the potential we feel we should explore further with minimal additional cash investment by NEXGEL. Kip Crecca joined our Scientific Advisory Board to help develop and expand the applications of our gel in the surgical drape market. Overall, we believe the future is bright with many significant opportunities.

As we continue to drive innovation and growth across our key business segments, our focus remains firmly on delivering long-term value for our shareholders. With a strong foundation and significant opportunities on the horizon, we believe that 2025 will be a landmark year. We sincerely thank our shareholders for their unwavering trust and confidence, which are crucial to our continued success and growth as we work towards realizing our shared vision.

Sincerely,

Adam Levy, CEO

NEXGEL, Inc.

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogels. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include SilverSeal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Preliminary Fourth Quarter and Year Ended 2024 Results

This press release sets forth certain preliminary estimates of financial and operating results that we expect to report for the fourth quarter and year ended December 31, 2024. We are currently in the process of finalizing our financial results for the December 31, 2024 fourth quarter and year end, and the preliminary estimated financial information presented above reflects various assumptions and estimates based upon preliminary information available to us as of the date of this press release. This information should not be viewed as a substitute for full audited financial statements prepared in accordance with accounting principles generally accepted in the United States for the fourth quarter and year ended December 31, 2024. Our independent registered public accounting firm has not reviewed this preliminary estimated financial information. As a result, it remains in all cases subject to change pending finalization. Items or events may be identified or occur after issuance of these preliminary results due to the completion of operational and financial closing procedures. In addition, final adjustments and other developments may arise that would require us to make material adjustments to this preliminary financial information.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” “guidance,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results and guidance, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

NEXGEL@KCSA.com